Exhibit 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
LORETO CORPORATION

(Pursuant to Sections 78.385, 78.390 and 78.403 of the Nevada Revised Statutes)

I, the undersigned President of Loreto Corporation., do hereby certify that:

1. The Articles of Incorporation of Loreto Corporation are hereby amended and restated in their entirety, effective as of the date of filing hereof with the Secretary of State of the State of Nevada, as follows:

FIRST: The name of the corporation is Loreto Resources Corporation

SECOND: The resident agent for this corporation shall be:

Sage International, Inc.

The address of said agent, and the principal or statutory address of this corporation in the State of Nevada, shall be 1135 Terminal Way, Suite 209, Reno, Nevada, 89502, located in Washoe County, State of Nevada. This corporation may maintain an office, or offices, in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said corporation, and that this corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Nevada as well as within the State of Nevada.

THIRD: The objects for which this corporation is formed are as follows: to engage in any lawful activity.

FOURTH: This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is three hundred and ten million (310,000,000) shares. Three hundred million (300,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001).

2. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the corporation laws of the State of Nevada, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, providing that the number of directors shall not be reduced to less than one (1).

SIXTH: After the amount of the subscription price, the purchase price, of the par value of the stock of any class or series is paid into the corporation, owners or holders of shares of any stock in the corporation may never be assessed to pay the debts of the corporation.

SEVENTH: The Corporation shall have the power to indemnify to the fullest extent permitted, from time to time, by applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement in connection with such action, suit or proceeding. The Corporation shall have the power to enter into agreements providing any such indemnity.

2.The Corporation shall have the power to advance to a director, officer, employee or agent of the Corporation expenses incurred in connection with defending any action, suit or proceeding referred to above or in the By-Laws at any time before the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 7 or as provided in the By-Laws. The Corporation shall have the power to enter into agreements providing for such advancement of expenses.

3. The indemnification and other rights provided for in this Article 7 shall not be exclusive of any provision with respect to indemnification or the payment of expenses in the By-Laws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation or any other person.

4. Neither the amendment nor repeal of this Article 7, nor the adoption of any provision of this Amended and Restated Articles of Incorporation inconsistent with this Article 7, shall eliminate or reduce the effect of such provisions in respect of any act or omission or any matter occurring prior to such amendment, repeal or adoption of an inconsistent provision regardless of when any cause of action, suit or claim relating to any such matter accrued or matured or was commenced, and such provision shall continue to have effect in respect of such act, omission or matter as if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

EIGHTH: The corporation is to have a perpetual existence.

NINTH: No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer of for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of this corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

TENTH: No stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

ELEVENTH: This corporation reserves the right to amend, alter, change or repeal and provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon the stockholders herein are granted subject to this reservation.

2. The foregoing Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of the Corporation.

3. The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required vote of stockholders in accordance with Sections 78.385, 78.390 and 78.403 of the Nevada Revised Statutes. The total number of outstanding shares of Common Stock of the Corporation is 12,750,000, of which 8,000,000 have voted in favor of the Amended and Restated Articles of Incorporation, and no shares of Preferred Stock of the Corporation are currently outstanding. The number of shares voting in favor of the Amended and Restated Articles of Incorporation equaled or exceeded the vote required. The percentage vote required under the law and the Articles of Incorporation in effect at the time of this filing was more than 50% of the outstanding Common Stock.

IN WITNESS WHEREOF, the undersigned, President of the corporation, for the purpose of amending and restating the Articles of Incorporation of Loreto Corporation hereby makes, files and records this Amended and Restated Articles of Incorporation and certifies that it is the act and deed of the corporation and that the facts stated herein are true.

By:__/s/Magdalena Cruz Magdalena Cruz President

Dated: July 3, 2008